UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2003

Biogen Idec Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-19311	33-0112644
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14 Cambridge Center, Cambridge, Massachusetts 02142
(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code: (617) 679-2000

Not Applicable
(Former name or former address, if changed since last report)

Item 5. Other Events.
Item 7. Financial Statements and Exhibits
SIGNATURES

Item 5. Other Events.

     William Rohn, the registrant’s chief operating officer, has extended his nondiscretionary sales plan intended to comply with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended. The plan initially took effect on December 4, 2002 and terminates on December 1, 2003. He has extended the plan in order to continue to gradually diversify his holdings. The extension of the sales plan takes effect on December 2, 2003 and expires on December 1, 2004. The extension of the sales plan provides for sales of up to 125,000 shares per three month period depending on prevailing market prices. The maximum number of shares which can be sold under the extension of the sales plan is 300,000.

Item 7. Financial Statements and Exhibits

(a)	Financial Statements

None.

(b)	Pro Forma Financial Statements

None.

(c)	Exhibits

None.

2

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Biogen Idec Inc. (Registrant)

/s/ Thomas J. Bucknum

Date: November 25, 2003
	By:	Thomas J. Bucknum
Executive Vice President, General Counsel and Secretary

3